                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant[X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SciClone Pharmaceuticals, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ___________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ___________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________
     5) Total fee paid:

     ___________________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ___________________________________________________________________________
     2) Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________
     3) Filing Party:

     ___________________________________________________________________________

     4) Date Filed:

     ___________________________________________________________________________

                                [SciClone LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998

To Our Shareholders:

     The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), will be held at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, on Friday, June 26, 1998, at 9:00 a.m., local time. At the Annual Meeting, shareholders will act on the following matters:

     (1) Election of five (5) directors each for a term of one year;

     (2) Approval of an amendment to the Company's 1995 Equity Incentive Plan to increase by 1,500,000 the maximum number of shares of Common Stock that may be issued under such plan;

     (3) Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1998; and

     (4) Any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     Shareholders of record as of the close of business on April 28, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will be available at approximately 9:00 a.m. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

                                          By Order of the Board of Directors,

                                          /s/ SHAWN K. SINGH
                                          SHAWN K. SINGH
                                          Assistant Secretary

San Mateo, California
May 29, 1998

                                [SciClone LOGO]

                         901 MARINERS ISLAND BOULEVARD
                          SAN MATEO, CALIFORNIA 94404
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       SOLICITATION AND VOTING OF PROXIES

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), of proxies in the enclosed form for use in voting at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, on Friday, June 26, 1998, at 9:00 a.m., local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders are first being sent or given to shareholders on or about May 29, 1998.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Shawn K. Singh) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE

     The close of business on April 28, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 17,348,108 shares of Common Stock outstanding and 661,157 shares of Preferred Stock outstanding.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be acted upon at the Annual Meeting and is entitled to cumulate votes for the election of directors, subject to the conditions described below. Each outstanding share of Preferred Stock on the Record Date is not entitled to vote on matters described below.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voting with respect to that matter.

While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR the amendment of the Company's 1995 Equity Incentive Plan and FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the shareholders will elect five (5) directors to serve until the 1999 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

     Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five
(5) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of April 1, 1998, and certain other information about them are set forth below:

       NAME OF NOMINEE         AGE            PRINCIPAL OCCUPATION           DIRECTOR SINCE
       ---------------         ---            --------------------           --------------
Jere E. Goyan, Ph.D. ........  67    President and Chief Operating Officer        1992
                                     of Alteon, Inc.
Donald R. Sellers............  53    President and Chief Executive Officer        1996
                                     of SciClone Pharmaceuticals, Inc.
John D. Baxter, M.D. ........  57    Professor of Medicine at the                 1991
                                     University of California, San
                                     Francisco
Edwin C. Cadman, M.D. .......  52    Professor of Medicine at Yale                1991
                                     University and Senior Vice President
                                     of Medical Affairs and Chief of Staff
                                     at Yale New Haven Hospital
Rolf H. Henel................  60    Partner at Naimark & Associates, Inc.        1997

     Jere E. Goyan, Ph.D. has been a director of the Company since January 1992 and has been Chairman of the Board of Directors of the Company since July 1997. Since July 1993, Dr. Goyan has been President and Chief Operating Officer and a director of Alteon, Inc., a biotechnology company, where he served as Senior Vice President for Research and Development from January 1993 through July 1993 and as Acting Chief Executive Officer from July 1993 through May 1994. Dr. Goyan was Dean of the School of Pharmacy and Professor of Pharmacy and Pharmaceutical Chemistry at the University of California, San Francisco from 1967 through 1992, and was a Professor there from 1965 through 1992. From 1979 to 1981, Dr. Goyan was the Commissioner of the United States Food and Drug Administration. Dr. Goyan also currently serves as a director of Emisphere Technologies, Inc. and Atrix Laboratories, both biotechnology companies, and Boehringer Ingelheim Pharmaceuticals Corporation and Penwest Pharmaceuticals, a pharmaceutical company which is a 100% owned subsidiary of Penford Corporation.

     Donald R. Sellers has served as the Company's Chief Executive Officer since April 1996 and as President and Director since January 1996. From May 1993 to present, he has also served as Managing Director, SciClone Pharmaceuticals International Ltd., the international arm of the Company. From 1990 to 1993, Mr. Sellers was Corporate Vice President of Getz Bros., a U.S.-based international trading company, as well as President of one of their Japanese operations. From 1983 to 1990, Mr. Sellers was employed by Sterling Drug International, initially as Vice President of Marketing and Operations in Asia and later as President of their Latin American Andina Group. Mr. Sellers began his pharmaceutical career in 1973 with Pfizer as Country Manager, Vietnam and Hong Kong, and he later worked with the Revlon Healthcare Group as Director of Worldwide Exports and Pacific Area Director.

     John D. Baxter, M.D. has been a director of the Company and the Chairman of its Scientific Advisory Board since June 1991. Dr. Baxter has been associated with the University of California, San Francisco ("UCSF") since 1970. He has been Professor of Medicine since 1979, Chief of the Endocrinology Section, Parnassus Campus since 1980 and Director of UCSF's Metabolic Research Unit since 1981. Dr. Baxter was a founder and served as a director of California Biotechnology, Inc. (now Scios, Inc.), a biotechnology company, from its inception in 1982 to 1991.

     Edwin C. Cadman, M.D. has been a director of the Company and a member of its Scientific Advisory Board since November 1991. Since January 1994, Dr. Cadman has been Senior Vice President of Medical Affairs and Chief of Staff at Yale New Haven Hospital, where he was Chief of the Medical Service from 1987 through December 1993. Since 1987, Dr. Cadman has also been Professor of Medicine at Yale University, where he was Chairman of the Department of Medicine from 1987 through December 1993. Prior to these positions, he was Director of the Cancer Research Institute at UCSF. Dr. Cadman also currently serves as a director of CytoTherapeutics, Inc., a biotechnology company.

     Rolf H. Henel joined the Company as a director in July 1997. Mr. Henel has been a partner at Naimark & Associates, Inc., a healthcare consulting firm, since September 1993. Mr. Henel has been Executive Director of Performance Effectiveness Corporation, Inc., a pharmaceutical consulting and education com-pany, since April 1993. From 1978 to 1993, Mr. Henel was with Cyanamid, a chemical company, most recently as President of Cyanamid International Lederele Division. Mr. Henel is also a director of Penwest Pharmaceuticals, a pharmaceutical company which is a 100% owned subsidiary of Penford Corporation.

     Directors serve one-year terms or until their successors are elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1997, the Board met five times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has the following three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Although there are no formal procedures for shareholders to nominate persons to serve as directors, the Board will consider nominations from shareholders, which should be addressed to Shawn K. Singh, at the Company's address set forth above.

     Until October 1997, the Audit Committee consisted of Drs. Cadman and Goyan, each a non-employee director. In October 1997, Mr. Henel replaced Dr. Goyan on the Audit Committee. The Audit Committee recommends the engagement of the Company's independent public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

     During 1997, the Compensation Committee, which consisted of Drs. Cadman and Goyan, held seven meetings. Its functions are to establish and administer the Company's policies regarding annual officer salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's equity compensation plans.

     During 1997, the Nominating Committee, which consisted of Dr. Goyan and Mr. Sellers, held no formal meetings. The Nominating Committee considers and recommends action to the Board regarding nominations to the Board of Directors of the Company. Shareholders may submit, with the nominees' permission, names of prospective Board nominees which will be considered by the Nominating Committee in light of the nominees' qualifications. Shareholder submissions to be considered for the Company's 1999 Annual Meeting of Shareholders must be received by Shawn K. Singh, SciClone Pharmaceuticals, Inc., 901 Mariners Island Boulevard, San Mateo, California 94404, no later than January 8, 1999.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any compensation for their services as directors. Directors who are not employees of the Company receive an annual retainer of $30,000, payable at the rate of $7,500 per quarter, plus payment of out-of-pocket expenses relating to their service as Board members.

     The Company has entered into a consulting agreement with Dr. Baxter pursuant to which Dr. Baxter serves as Chairman of the Company's Scientific Advisory Board and performs consulting services as requested by the Company. The Company also has retained Dr. Cadman to perform consulting services. In 1997, Drs. Baxter and Cadman received $36,000 and $71,700, respectively, for such consulting services. From time to time, Dr. Goyan performs consulting services for the Company. The Company compensates Dr. Goyan for these services at his then-effective rate for consulting services. Dr. Goyan did not receive any consulting fees from the Company in 1997.

     Directors Baxter, Cadman, Goyan and Henel will each automatically receive options as of the date of the Annual Meeting to purchase 10,000 shares of the Company's Common Stock under the Company's 1995 Nonemployee Director Stock Option Plan if they are reelected to the Board at the Annual Meeting. Each such option shall vest and become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each one-month period from the grant date.

RECOMMENDATION OF THE BOARD

                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                  AMENDMENT OF THE 1995 EQUITY INCENTIVE PLAN

GENERAL

     At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's 1995 Equity Incentive Plan (the "Option Plan") to increase by 1,500,000 the maximum number of shares of Common Stock that may be issued under the Option Plan.

     The Company's shareholders have previously approved the reservation of 2,000,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance to employees (including officers) and consultants under the Option Plan. As of March 31, 1998, options to purchase an aggregate of 1,188,294 shares of Common Stock were outstanding, at a weighted average exercise price of $4.52 per share, and 2,194 shares had been issued upon the exercise of previously granted options, leaving 809,512 shares available for future option grants. To enable the Company to continue to provide long-term equity incentives, the Board of Directors has amended the Option Plan, subject to shareholder approval, to increase the maximum number of shares that may be issued under the Option Plan by 1,500,000 to an aggregate of 3,500,000 shares.

     The Board of Directors believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because competition for highly qualified individuals in the Company's industry is intense, management believes that to successfully attract the best candidates, the Company must offer a competitive stock option program as an essential component of its compensation packages. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued progress. The proposed amendment is intended to ensure that the Option Plan will continue to have available a reasonable number of shares to meet these needs.

SUMMARY OF THE OPTION PLAN, AS AMENDED

     The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     General. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees and consultants and by motivating such persons to contribute to the Company's progress. It provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options. In addition, stock purchase rights and stock bonus awards ("rights") may also be granted under the Option Plan.

     Shares Subject to Plan. The shareholders have previously authorized an aggregate of 2,000,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of Common Stock that may be issued under the plan is 3,500,000. Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit (defined below) and to outstanding options upon any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option or right granted under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option or right is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option or right, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option or right, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option and right, the duration of each option and right, and all other terms and conditions of the options and rights. The Board will interpret the Option Plan and options and rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option or right.

     Eligibility. Options and rights may be granted under the Option Plan to employees (including officers), and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. As of March 31, 1998, the Company had approximately 35 employees, including executive officers, eligible to participate in the Plan. While any person eligible under the Option Plan may be granted a nonstatutory stock option or a right, only employees may be granted incentive stock options. The maximum number of shares which may be subject to options and rights granted to an employee under the Option Plan during any fiscal year of the Company is 1,250,000 shares (the "Grant Limit").

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of March 31, 1998, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $3.97 per share.

     In general, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by such other lawful form as may be approved by the Board or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state and foreign taxes, if any, relating to the exercise of the option.

     Options granted under the Option Plan vest and become exercisable at such times and subject to such conditions as specified by the Board. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Generally, options granted under the Option Plan become exercisable in full four years after the date of grant, subject to the optionee's continued service with the Company, and have a term of ten years.

     Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement. In general, options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for 12 months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

     Stock Purchase Rights. Stock purchase rights may be granted alone or in tandem with other awards granted under the Option Plan. The purchase price per share of each stock purchase right may not be less than 85% of the fair market value of a share of the Company's Common Stock on the date of grant, and the recipient must accept the offer of the stock purchase right within 30 days after the date of grant. Shares acquired upon exercise of a stock purchase right are generally subject to the Company's option to repurchase such shares at the original purchase price if the purchaser terminates his or her employment or service with the Company prior to completion of a service requirement set forth in the agreement evidencing the stock purchase right. Stock purchase rights may be transferred to the extent permitted by the Board and set forth in the stock purchase agreement.

     Stock Bonus Awards. Stock bonus awards may be granted alone or in tandem with other awards granted under the Option Plan. Shares subject to such awards will be granted for no cash consideration. The number of shares subject to a stock bonus award may be fixed at the time of grant or may vary in accordance with performance (or other) criteria as may be determined by the Board. Shares issued pursuant to a stock bonus award are generally subject to the Company's option to reacquire the shares for no consideration if the recipient terminates his or her employment or service with the Company prior to completion of a service requirement set forth in the agreement evidencing the stock bonus award. Stock bonus awards are nontransferable.

     Change in Control. The Option Plan provides that in the event of (i) a merger of the Company with and into another corporation, (ii) the sale of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company (a "Change in Control"), the acquiring or successor corporation may assume the Company's rights and obligations under the outstanding options or substitute new options for such corporation's stock. Alternatively, the Board, in its sole discretion, may accelerate the vesting or exercisability of shares subject to (or acquired upon exercise of) options and rights granted under the Option Plan. To the extent that the options and rights outstanding under the Option Plan are not assumed, replaced, or exercised prior to the Change in Control, they will terminate.

     Termination or Amendment. The Option Plan will continue in effect until January 2005 unless earlier terminated by the Board. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive options or rights under the Option Plan, change the Grant Limit, or approve any material increase in benefits accruing to participants under the Option Plan. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to stock options granted under the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

CHANGES TO BENEFIT PLAN

     The Board of Directors has amended the Option Plan, subject to shareholder approval, to increase the maximum aggregate number of the Company's shares that may be issued under the Option Plan from 2,000,000 shares of Common Stock to 3,500,000 shares. No option grants have been made under the Option Plan following this amendment. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and, in the case of stock options, the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by participants in the Option Plan.

     During the fiscal year ended December 31, 1997, (1) Donald R. Sellers, President and Chief Executive Officer; Alfred R. Rudolph, M.D., Chief Operating Officer; David A. Karlin, M.D., Vice President and Medical Director; Mark A. Culhane, Vice President, Finance and Administration, Chief Financial Officer and Secretary; and David L. Horwitz, M.D., Ph.D, Former Executive Vice President, Medical and Regulatory Affairs received stock option grants to purchase 70,000, 105,000, 36,000, 45,000 and 11,000 shares, respectively, of Common Stock under the Option Plan; (2) all current executive officers as a group received stock option grants to purchase 284,000 shares of Common Stock under the Option Plan;
(3) all current directors who are not executive officers as a group received no stock option grants to purchase shares of Common Stock under the Option Plan;
(4) nominees Jere E. Goyan, Ph.D, Donald R. Sellers, John D. Baxter, M.D., Edwin
C. Cadman, M.D. and Rolf H. Henel received stock option grants to purchase 0, 70,000, 0, 0, and 0 shares, respectively, of Common Stock, under the Option Plan; (5) no associate of any director, executive officer or nominee received any stock option grants to purchase shares of Common Stock under the Option Plan; (6) Shawn K. Singh, Senior Vice President and Assistant Secretary, received stock option grants to purchase 28,000 shares of Common Stock which exceeded five percent of the total number of shares of

Common Stock underlying options granted under the Option Plan in 1997; and (7) all employees, including all current officers who are not executive officers as a group received stock option grants to purchase 235,500 shares of Common Stock under the Option Plan.

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting, assuming a quorum is present, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

RECOMMENDATION OF THE BOARD

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
           FOR AMENDMENT OF THE OPTION PLAN TO INCREASE BY 1,500,000
             THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE
                             UNDER THE OPTION PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1991 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting, assuming a quorum is present, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

RECOMMENDATION OF THE BOARD

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 31, 1998 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) the Chief Executive Officer of the Company, the three other most highly-compensated executive officers of the Company as of December 31, 1997 whose total salary and bonus for the fiscal year ended December 31, 1997 exceeded $100,000 for services in all capacities to the Company and one additional individual who met such criteria but was not serving as an executive officer of the Company as of December 31, 1997 (collectively, the "Named Executive Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
Thomas E. Moore(2)..........................................  3,306,797     18.84
Donald R. Sellers(3)........................................    460,800      2.61
John D. Baxter, M.D.(4).....................................    425,506      2.45
David L. Horwitz, M.D., Ph.D.(5)............................    296,178      1.68
Mark A. Culhane(6)..........................................    282,666      1.61
Edwin C. Cadman, M.D.(7)....................................     60,480      *
Jere E. Goyan, Ph.D.(8).....................................     60,000      *
David A. Karlin, M.D.(9)....................................     40,450      *
Alfred R. Rudolph, M.D.(10).................................     25,108      *
Rolf H. Henel...............................................        -0-      *
All directors and executive officers as a group (9
  persons)(11)..............................................  1,413,450      8.15

---------------
  *  Less than 1%.

 (1) Except pursuant to applicable community property laws, the Company believes the persons named in the table have sole voting and investment power with respect to all shares.

 (2) Includes 2,166,967 shares held of record by Sand Hill Management Group, a sole proprietorship of which Mr. Moore is the principal, 108,616 shares held of record by the Grant Family Limited Partnership and 200,000 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

 (3) Includes 456,800 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

 (4) Includes 395,506 shares held by John D. Baxter and Ethelene D. Baxter as Trustees, FBO The Baxter Family Revocable Trust UDT 11/8/95 and 30,000 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

 (5) Includes 261,511 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

 (6) Includes 10,500 shares held by Mr. Culhane's three minor children who share his household and 263,268 shares issuable pursuant to options exercisable within 60 days of March 31, 1998. Mr. Culhane disclaims beneficial ownership of all securities held by his children. Mr. Culhane has been on an unpaid leave of absence from the Company since January 5, 1998.

 (7) Consists of 60,480 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

 (8) Consists of 60,000 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

 (9) Includes 40,188 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

(10) Includes 23,021 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

(11) Includes 933,757 shares issuable pursuant to options exercisable within 60 days of March 31, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation of the Named Executive Officers in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                ANNUAL COMPENSATION              ------------
                                     -----------------------------------------    SECURITIES
                                                                OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------   ----   ------------   --------   ---------------   ------------   ---------------
Donald R. Sellers...........  1997      400,000       50,000        50,537(2)        70,000          5,191(3)
  President and Chief         1996      400,000      150,000             *          400,000          8,524(3)
  Executive Officer           1995      203,643       78,180       328,854(2)        60,000         13,522(3)
Alfred R. Rudolph,
  M.D.(4)...................  1997      128,192            *       105,393(5)       105,000          2,376(6)
  Chief Operating Officer     1996           --           --            --               --             --
                              1995           --           --            --               --             --
David A. Karlin, M.D.(7)....  1997      180,000       45,000             *           36,000          3,196(8)
  Vice President and          1996           --           --            --               --             --
  Medical Director            1995           --           --            --               --             --
Mark A. Culhane(9)..........  1997      211,152       29,694        72,000(10)       45,000          3,097(11)
  Vice President, Finance     1996      205,000       81,000        72,000(10)       27,000          3,546(11)
  and Administration,         1995      190,000       67,000        48,000(10)       67,500          1,848(11)
  Chief Financial Officer
  and Secretary
Former Executive Officer:
David L. Horwitz, M.D.,
  Ph.D.(12).................  1997      238,095       35,000        92,193(13)       11,000(14)      7,490(15)
  Former Executive Vice       1996      234,000       81,800        92,193(13)       13,500         11,003(15)
  President, Medical and      1995      218,795       76,639        67,028(13)       67,500          9,889(15)
  Regulatory Affairs

---------------
  *  No disclosure required under Securities and Exchange Commission rules.

 (1) Includes amounts deferred under the Company's 401(k) plan.

 (2) Consists of $40,337 in cost-of-living assistance payments and $10,200 in car allowance payments in 1997 and includes $274,427 in cost-of-living assistance payments under an expatriate benefit agreement in 1995.

 (3) Consists of disability and life insurance premiums ($3,291 in 1997, $6,624 in 1996 and $7,182 in 1995), $6,340 in medical insurance premiums in 1995 and $1,900 in matching contributions under the Company's 401(k) plan in 1997 and 1996.

 (4) Dr. Rudolph joined the Company on April 15, 1997.

 (5) Consists of $10,000 in cost-of-living assistance payments and $95,393 in moving expenses.

 (6) Consists of $1,296 in life insurance premiums and $1,080 in matching contributions under the Company's 401(k) plan.

 (7) Dr. Karlin became an executive officer of the Company in May 1997 and has been employed by the Company since January 1995.

 (8) Consists of $1,296 in life insurance premiums and $1,900 in matching contributions under the Company's 401(k) plan.

 (9) Mr. Culhane has been on an unpaid leave of absence since January 5, 1998.

(10) Consists of cost-of-living assistance payments ($60,000 in 1997, $60,000 in 1996 and $36,000 in 1995) and $12,000 in car allowance payments in 1997, 1996 and 1995.

(11) Consists of matching contributions under the Company's 401(k) plan ($1,900 in 1997, $1,900 in 1996 and $1,848 in 1995) and life insurance premiums ($1,197 in 1997 and $1,646 in 1996).

(12) Mr. Horwitz ceased to be an executive officer of the Company on August 29, 1997.

(13) Includes mortgage assistance payments of $92,193 in 1997 and 1996 and $62,800 in 1995 under a housing relocation agreement.

(14) Such stock options were not vested on August 29, 1997, the date Dr. Horwitz's employment with the Company terminated, and were cancelled.

(15) Consists of term life insurance premiums ($2,025 in 1997, $3,755 in 1996 and $2,693 in 1995), disability insurance premiums ($3,565 in 1997, $5,348 in 1996 and 1995) and matching contributions under the Company's 401(k) plan ($1,900 in 1997 and 1996 and $1,848 in 1995).

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in 1997. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                    POTENTIAL REALIZED
                               ---------------------------------------------------        VALUE AT
                                              PERCENT OF                               ASSUMED ANNUAL
                               NUMBER OF        TOTAL       EXERCISE                   RATES OF STOCK
                               SECURITIES      OPTIONS       OR BASE                 PRICE APPRECIATION
                               UNDERLYING     GRANTED TO      PRICE                  FOR OPTION TERM(4)
                                OPTIONS      EMPLOYEES IN   PER SHARE   EXPIRATION   -------------------
            NAME               GRANTED(#)    FISCAL YEAR     ($/SH)        DATE       5%($)      10%($)
            ----               ----------    ------------   ---------   ----------   --------   --------
Donald R. Sellers............    70,000(1)        9.0%         4.50      11/12/07     198,102    502,029
Alfred R. Rudolph, M.D.......    70,000(2)        9.0          5.00       4/24/07     220,113    557,810
                                 15,000(2)        1.9          5.50       4/18/07      51,884    131,484
                                 20,000(2)        2.6          4.50      11/12/07      56,601    143,437
David A. Karlin, M.D.........    21,000(2)        2.7          5.50       4/18/07      72,637    184,077
                                 15,000(2)        1.9          4.50      11/12/07      42,450    107,578
Mark A. Culhane..............    45,000(2)        5.8          5.50       4/18/07     155,651    394,451
David L. Horwitz, M.D.,
  Ph.D.......................    11,000(2)(3)      1.4         5.50       4/18/07      38,048     96,421

---------------
(1) Such options vest ratably on a monthly basis over 3.5 years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(2) Such options vest with respect to 25% of the shares one year from date of grant; thereafter, the remaining shares vest ratably on a monthly basis over three years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(3) Such options were not vested on August 29, 1997, the date Dr. Horwitz's employment with the Company terminated, and were cancelled.

(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during 1997. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1997, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF                 VALUE OF
                                                                  UNEXERCISED              UNEXERCISED
                                     SHARES                    OPTIONS AT FISCAL           IN-THE-MONEY
                                    ACQUIRED                     YEAR END (#)               OPTIONS AT
                                   ON EXERCISE      VALUE        EXERCISABLE/           FISCAL YEAR END($)
              NAME                     (#)       REALIZED($)     UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
              ----                 -----------   -----------   -----------------   ----------------------------
Donald R. Sellers................      -0-          $0.00       398,956/247,044               $0.00/$0.00
Alfred R. Rudolph, M.D...........      -0-          $0.00             0/105,000               $0.00/$0.00
David A. Karlin, M.D.............      -0-          $0.00         29,084/58,916               $0.00/$0.00
Mark A. Culhane..................      -0-          $0.00        228,154/95,179               $0.00/$0.00
David L. Horwitz, M.D., Ph.D.....      -0-          $0.00             261,511/0          $67,466.52/$0.00

---------------
(1) Based on the $3.44 per share closing price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1997, less the exercise prices.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1997, Drs. Cadman and Goyan served on the Compensation Committee of the Board.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Compensation Committee of the Board is composed of Drs. Cadman and Goyan, both of whom are nonemployee directors. The Compensation Committee is responsible for establishing and administering the Company's policies regarding compensation and stock ownership programs. The Committee annually evaluates the performance, and determines compensation and long-term equity incentives, of the Chief Executive Officer ("CEO"), and reviews and approves the CEO's compensation recommendations for other officers of the Company.

  Compensation Policy

     The overall objectives of the Company's compensation policy are as follows: to (i) attract and retain executives of outstanding ability and potential; (ii) motivate these individuals to achieve corporate goals to enhance long-term shareholder value; (iii) link executive compensation and shareholder interests; and (iv) provide a compensation package that recognizes individual contributions as well as overall corporate results and is competitive with leading biopharmaceutical companies with which the Company competes for talent.

     In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share and sales growth, may not apply in reviewing the performance of executive officers. At the Company's current stage of development, in evaluating and determining the compensation of the Company's CEO and other executive officers, the Compensation Committee looks to other performance criteria, such as progress of the Company's clinical and regulatory programs and commercialization and development activities, as well as the Company's success in securing capital resources that are necessary for the Company to complete clinical, regulatory and commercialization programs and achieve product revenues. As a result, in many instances these qualitative factors involve a subjective assessment of corporate performance by the Compensation Committee. The Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather it considers a mix of factors and evaluates the Company's CEO's and each individual executive officer's performance against that mix.

     Compensation for individual executive officers is targeted to be comparable to compensation packages paid to other executives of other biopharmaceutical companies of comparable or larger size with which the Company competes for talent. The Compensation Committee reviews from time to time independent survey data regarding compensation and benefits in the biopharmaceutical industry as well as compensation and benefits in a comparative group of publicly-held biopharmaceutical companies that represent a number of the Company's most direct competitors for executive talent. The companies selected for comparison are biopharmaceutical firms with market capitalizations comparable to or larger than the Company's, several of which companies are included in the Nasdaq Pharmaceutical/Biotechnology Index used in the Stock Performance Graph contained herein. The Compensation Committee believes that inclusion of companies with larger market capitalizations is necessary because the talent pool from which the Company recruits is composed largely of executives employed by such companies.

     The key elements of the Company's executive compensation program consist of base salary, annual cash incentives and long-term equity incentives.

  Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the base salaries paid by biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee initially sets base salaries in the mid to upper range of base salaries at other companies in such comparative group. In certain cases, minimum base salaries are established by employment agreements between the Company and its executive officers. Using this general guideline, the Compensation Committee then considers other factors such as the individual's contribution to achievement of corporate goals, the attainment of specific individual objectives and the assumption of new responsibilities. From year to year, the relative weight of the individual factors may differ from officer to officer, and can be expected to change over time in response to the Company's development stage and the evolution of the biopharmaceutical industry.

  Annual Cash Incentives

     The Company's annual cash incentives account for a significant percentage of each executive officer's potential compensation. The Compensation Committee establishes annual cash incentive targets for executive officers based upon cash incentive programs of biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee generally sets such targets in the mid to upper range of cash incentives paid by other companies in such comparative group. The actual cash incentive award earned depends upon the attainment of corporate performance goals established for the year by the Compensation Committee as well as the attainment of individual performance objectives. Corporate performance goals for 1997 included the following: to (i) achieve certain ZADAXIN(R) sales milestones; (ii) complete Phase 1 and start Phase 2 trials of CPX for the treatment of cystic fibrosis;
(iii) complete Phase 1 and start Phase 3 trials of thymosin alpha 1 for the treatment of hepatitis C in the United States and Europe; (iv) initiate a Phase 3 trial of ZADAXIN for the treatment of hepatitis B and start a Phase 2 trial of ZADAXIN for the treatment of hepatitis C in Japan; and (v) add one or more products consistent with the Company's screening process to evaluate new drug candidates. At year end, the Compensation Committee reviewed the original plans and goals. The Compensation Committee determined that, due to the significant efforts and accomplishments of the Company's executive officers, many of the original goals had been achieved; however, certain goals deemed significant by the Compensation Committee were not achieved. As a result, the executive officers received less than their targeted annual cash incentive and received cash incentives ranging from 19% to 30% of base salary.

  Long-Term Equity Incentives

     The Company's long-term equity incentives currently consist of the Company's 1991 and 1992 Stock Plans and the Company's 1995 Equity Incentive Plan (collectively, the "Plans"), pursuant to which the Company grants options and other rights to purchase shares of its Common Stock. The objective of each of the Plans is to advance the long-term interests of the Company and its shareholders and to complement incentives tied to annual performance. Stock options granted under the Plans generally vest over a four year period, providing incentive to create value for the Company's shareholders over the long-term since the full benefit of the compensation package cannot be realized unless the employee remains with the Company and stock price appreciation occurs over a number of years. The Compensation Committee has typically granted options to employees upon commencement of employment and has occasionally granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. During 1997, certain executive officers and employees were granted stock options based on their individual contribution to achievement of corporate performance goals.

  CEO Compensation

     In 1997, Mr. Sellers received a base salary of $400,000 and an annual cash incentive payment of $50,000. In determining Mr. Sellers' base salary, the Compensation Committee considered Mr. Seller's current compensation, his expected role with the Company and data with respect to compensation levels at other biopharmaceutical companies. With respect to Mr. Sellers' cash incentive, the Committee noted that although Mr. Sellers' individual performance objectives were met, certain significant 1997 corporate performance objectives for the Company were not achieved in full. Therefore, the Compensation Committee awarded Mr. Sellers an actual bonus less than his targeted incentive resulting in a bonus equal to 18.8% of his base salary.

  Special Deduction Limit

     The Compensation Committee has considered the impact of Section 162(m) of the Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1.0 million, and the Committee believes that options granted under the 1995 Equity Incentive Plan prior to the Company's Annual Meeting in 1996 will meet the requirements for performance-based compensation under Section 162(m), the Compensation Committee believes that this section will not affect the tax deductions available to the Company with respect to such options. However, because a transition rule which permits the Compensation Committee to qualify as a committee which may award performance-based compensation expired upon the Company's Annual Meeting in 1996 and the Compensation Committee may not so qualify, the Company can provide no assurance that options granted under the 1995 Equity Incentive Plan after that date will meet the requirements for performance-based compensation.

     The foregoing report has been provided by Drs. Cadman and Goyan.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1992, with (ii) the cumulative total return on (a) The Nasdaq Stock Market (U.S. and Foreign Companies) and (b) the Nasdaq Pharmaceutical/ Biotechnology Index. The comparison assumes (i) an investment of $100 on December 31, 1992 in each of the foregoing indices and (ii) reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

        Measurement Period           SciClone Common    Nasdaq Stock Mkt.     Nasdaq Pharm
      (Fiscal Year Covered)               Stock             US & Frgn         Com. SIC 283
12/31/92                                 100.00              100.00              100.00
12/31/93                                 133.33              115.76               89.13
12/30/94                                  39.13              112.28               67.08
12/29/95                                  29.71              157.69              122.72
12/31/96                                  46.37              193.10              123.08
12/31/97                                  19.93              236.26              127.09

                                                   COMPUTED INDEX
                                     ------------------------------------------
                                                      NASDAQ           NASDAQ
                                     SCICLONE          STOCK           PHARM.
            PERFORMANCE               COMMON           MKT.             COM.
              PERIOD                  STOCK          US & FRGN         SIC 283
-----------------------------------  --------        ---------        ---------
12/31/92...........................   100.00          100.00           100.00
12/31/93...........................   133.33          115.76            89.13
12/30/94...........................    39.13          112.28            67.08
12/29/95...........................    29.71          157.69           122.72
12/31/96...........................    46.37          193.10           123.08
12/31/97...........................    19.93          236.26           127.09

                          TRANSACTIONS WITH MANAGEMENT

     The Company entered into an employment agreement with Dr. Horwitz, the former Executive Vice President, Medical and Regulatory Affairs of the Company, in 1992. Under the agreement, Dr. Horwitz received an annual base salary of $175,000 and was eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. The agreement provided that in the event the Company terminated its employment relationship with Dr. Horwitz without cause, or if Dr. Horwitz's relationship or responsibilities changed without his consent, the Company would be required to continue to pay Dr. Horwitz's then current salary and benefits for six months. Pursuant to the agreement, the Company also granted Dr. Horwitz options to purchase 200,000 shares of the Company's Common Stock and reimbursed Dr. Horwitz for certain moving costs and agreed to make certain cash payments to Dr. Horwitz upon exercise of options granted pursuant to the agreement and to defray a portion of his housing expenses. See Summary Compensation Table. Dr. Horwitz's employment with the Company was terminated on August 29, 1997. Pursuant to his employment agreement Dr. Horwitz received his then current salary and benefits for six months following his termination.

     In June 1995, the Company extended a loan to Dr. Horwitz with an aggregate principal amount of $1,365,000 to be used to finance the purchase and renovation of Dr. Horwitz's primary residence. The loan is secured by a first deed of trust on the property and 20,000 shares of SciClone Common Stock owned by Dr. Horwitz, bears interest at 7.5% per annum and is payable in June 2000. As of December 31, 1997, $1,338,140 in principal and accrued interest was outstanding under the loan. Pursuant to Dr. Horwitz's employment agreement, the Company will defray a portion of Dr. Horwitz's monthly mortgage expenses over a five-year period.

     In July 1995, the Company extended a loan to Thomas E. Moore, the former Chairman of the Board and one of the founders of the Company, in the principal amount of $95,000 which bears interest at the rate of 7.375% per annum. In December 1995, the Company extended an additional loan to Mr. Moore in the principal amount of $600,000 which bears interest at the rate of 7.50% per annum. The loans were due and payable in December 1997 after which they became subject to 3.5% additional accelerated interest per year. The Company expects the loans to be paid in full (both principal and accrued and additional interest) in 1998. As of December 31, 1997, an aggregate of $803,530 in principal and accrued interest was outstanding under the loans. The loans are secured by a second deed of trust on residential property owned by Mr. Moore.

     In July 1997, the Company loaned Mr. Moore $5,944,000 secured by approximately 1.9 million shares of SciClone common stock owned by Mr. Moore. The loan carries interest at 7%. During the period Mr. Moore's loan is outstanding and immediately prior to the closing of any offering of the Company's common stock, the Company may convert the loan, in a non-cash exchange into Mr. Moore's SciClone common stock by retiring shares of his SciClone common stock at a fixed discount rate from the offering price. To date, the Company has not retired any of Mr. Moore's SciClone common stock. In connection with this transaction, Mr. Moore resigned from the Company. On December 31, 1997, the principal balance of the loan was $5,944,000 and was classified as an offset to shareholders' equity.

     The Company entered into an employment agreement with Mr. Sellers in February 1996 for a term of one year, subject to renewal by the Company and Mr. Sellers. Under the agreement, Mr. Sellers receives an annual base salary of $400,000 and is eligible for an annual cash incentive up to $200,000 and other benefits that are generally provided to the Company's executives. In the event Mr. Sellers' employment relationship with the Company is terminated by the Company without cause or as a result of a material diminution of Mr. Seller's duties and responsibilities by the Company or as a result of Mr. Seller's death or disability, the Company is required to pay Mr. Sellers a severance payment equal to his then current annual salary and car allowance for twelve months and any cash incentives as if Mr. Sellers has continued his employment through the end of the calendar year, continue Mr. Seller's health-related benefits for twelve months, accelerate the vesting of all of Mr. Sellers' outstanding stock options so they become fully vested, and extend the exercise period for such options for one year, but within the original term of the option. The agreement was renewed in November 1997 for a term expiring in November 1998.

     In August 1996, the Company extended a loan to Mr. Sellers in the principal amount of $1,000,000 which was used to finance the purchase of his primary residence. The loan is secured by a first deed of trust on the property, bears interest at 8.0% per annum and is payable in July 2000, subject to renewal if Mr. Sellers remains employed by the Company. As of December 31, 1997, $988,710 of principal and accrued interest was outstanding. In March 1998, Mr. Sellers paid the Company $754,000 and reduced the Company loan to $236,500, including accrued interest.

     The Company entered into an employment agreement with Dr. Rudolph in April 1997. Under the agreement, Dr. Rudolph receives a monthly base salary of $15,000 and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. The annual cash incentive is targeted at 40%, and can range from 0% to 150%, of Dr. Rudolph's annual base salary depending upon performance in relation to predetermined management objectives. In the event the Company terminates Dr. Rudolph's employment without cause, the Company is required to pay Dr. Rudolph a severance payment in accordance with the Company's normal payroll policies equal to one month, up to a maximum of six months, of his then current annual salary for every two months he is employed by the Company. Pursuant to the agreement, the Company also granted Dr. Rudolph options to purchase 70,000 shares of the Company's Common Stock, reimbursed Dr. Rudolph for certain moving costs and agreed to defray $30,000 per year of his housing expenses over a three-year period while he is employed by the Company.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by Shawn K. Singh, SciClone Pharmaceuticals, Inc., 901 Mariners Island Boulevard, San Mateo, California 94404, no later than January 8, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements, except that one initial statement of beneficial ownership for Rolf H. Henel, a director of the Company, for one transaction was not timely filed.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ SHAWN K. SINGH
                                          SHAWN K. SINGH
                                          Assistant Secretary
May 29, 1998

San Mateo, California

                         SCICLONE PHARMACEUTICALS, INC.
                           1995 EQUITY INCENTIVE PLAN
                           (AS AMENDED JUNE 26, 1998)

     1. Purposes of the Plan.

     The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. Stock Purchase Rights and Stock Bonus Awards may also be granted under the Plan.

     2. Definitions.

     As used herein, the following definitions shall apply:

          (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "Applicable Laws" shall have the meaning set forth in Section 4(a) below.

          (c) "Board" shall mean the Board of Directors of the Company.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

          (f) "Common Stock" shall mean the Common Stock of the Company.

          (g) "Company" shall mean SciClone Pharmaceuticals, Inc., a California corporation.

          (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include nonemployee directors.

          (i) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute termination of Continuous Status as an Employee or Consultant.

          (j) "Director" shall mean a member of the Board.

          (k) "Employee" shall mean any person, including Named Executives, Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (m) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq National Market ("NASDAQ") System, its Fair

        Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

          (o) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in that capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (p) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

          (q) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" shall mean a stock option granted pursuant to the Plan.

          (s) "Optioned Stock" shall mean the Common Stock subject to an Option or a Stock Purchase Right.

          (t) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (u) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (v) "Plan" shall mean this 1995 Equity Incentive Plan.

          (w) "Restricted Stock" shall mean shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below or a Stock Bonus Award under Section 12 below.

          (x) "Right" shall mean and include Stock Purchase Rights and Stock Bonus Awards granted pursuant to the Plan.

          (y) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

          (z) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          (aa) "Stock Bonus Award" shall mean the grant of Common Stock for no cash consideration pursuant to Section 12 below.

          (bb) "Stock Purchase Right" shall mean the right to purchase Common Stock pursuant to Section 11 below.

          (cc) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

     Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned, sold or awarded under the Plan is 3,500,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4. Administration of the Plan.

          (a) Composition of Administrator.

             (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

             (ii) Administration with Respect to Directors and Officers. With respect to grants of Options or Rights to Employees or Consultants who are also Officers of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and Section 162(m) of the Code as it applies so as to qualify grants of Options or Rights to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and otherwise so as to satisfy the Applicable Laws.

             (iii) Administration with Respect to Other Persons. With respect to grants of Options or Rights to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
        (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

             (iv) General. If a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

             (ii) to select the Employees and Consultants to whom Options and Rights may from time to time be granted hereunder;

             (iii) to determine whether and to what extent Options and Rights or any combination thereof are granted hereunder;

             (iv) to determine the number of Shares to be covered by each such award granted hereunder;

             (v) to approve forms of agreement for use under the Plan;

             (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or Right and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

             (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

             (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Shares covered by such Option shall have declined since the date the Option was granted; and

             (ix) to determine the terms and restrictions applicable to Stock Purchase Rights or Stock Bonus Awards, and the Restricted Stock issued upon exercise of the Stock Purchase Rights or grant of Stock Bonus Awards, as the case may be.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options and Rights.

     5. Eligibility.

     (a) Recipients of Grants. Nonstatutory Stock Options, Stock Purchase Rights and Stock Bonus Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option, Stock Purchase Right or Stock Bonus Award may, if he or she is otherwise eligible, be granted additional Options, Stock Purchase Rights or Stock Bonus Awards.

     (b) Type of Option. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (c) No Employment Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. Term of Plan.

     The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in
Section 22 of the Plan. The Plan shall terminate in January 2005, the tenth anniversary of its adoption by the Board, unless sooner terminated under Section 18 of the Plan.

     7. Term of Option.

     The term of each Option shall be the term stated in the written option agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the written option agreement, and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (including stock constructively owned through family members or entities in accordance with Code Section 424(d)), the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.

     8. Limitation on Grants to Employees.

     Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options or Rights granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,250,000.

     9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the applicable agreement, but shall be subject to the following:

          (i) In the case of an Option

             (A) which is an Incentive Stock Option and is granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

             (B) which is an Incentive Stock Option and is granted to any person, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; and

             (C) which is a Nonstatutory Stock Option, the per share exercise price shall be no less than 85% of the Fair Market Value per share on the date of grant.

     (b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 16 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant for any reason, such Optionee may, but only within three (3) months (or such other period of time not exceeding twelve (12) months, as determined by the Administrator, with such determination made in the case of an Incentive Stock Option at the time of grant of such Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the written option agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, provided, however, that if the termination is for cause, the Optionee may exercise such Option only within thirty (30) days after such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, if an Option which is an Incentive Stock Option may be exercised more than three (3) months after termination of employment, such Option shall cease to qualify as an Incentive Stock Option if not exercised by Optionee within three (3) months following the date of such termination.

     (c) Death or Disability of Optionee. Notwithstanding the provisions of
Section 10(b) above, in the event of the death or total and permanent disability (as defined in Section 22(e)(3) of the Code) of an Optionee during the term of the Option who at the time of his death or disability is an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months from the date of such death or disability (but in no event later than the date of expiration of the term of such Option as set forth in the written option agreement) by the Optionee or the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise had accrued at the date of termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Option is not exercised within the time specified herein, the Option shall terminate.

     (d) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the

Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability) prior to completion of a specified service requirement. The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

     (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

     12. Stock Bonus Awards.

     (a) Administration. Stock Bonus Awards may be granted either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Such awards shall be granted for no cash consideration. The Administrator shall determine the performance or other factors to be used in the determination of Stock Bonus Awards. Stock Bonus Awards may vary from participant to participant and between groups of participants and may be based upon the achievement of the Company and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. The Administrator may determine for each Stock Bonus Award the number of shares of Common Stock to be awarded if, and to the extent that, the relevant measures of performance or other criteria for such Stock Bonus Award are met. Such number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator. The Administrator may adjust the factors applicable to the Stock Bonus Awards to take into account changes in legal, accounting and tax rules and to make such other adjustments as the Administrator deems necessary or appropriate.

     (b) Terms and Conditions. The Stock Bonus Awards will be granted pursuant to a Restricted Stock Bonus Agreement in the form determined by the Administrator. The Restricted Stock Bonus Agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion, including without limitation, the Company's option to reacquire the Shares for no consideration exercisable upon the voluntary or involuntary termination of the recipient's employment with the Company for any reason (including death or disability) prior to completion of a specified service requirement. In addition, the provisions of Restricted Stock Bonus Agreements need not be the same with respect to each recipient.

     (c) Rights as a Shareholder. Once the Stock Bonus Award is granted, the recipient shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her grant is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which record date is prior to the date the Stock Bonus Award is granted, except as provided in Section 16 of the Plan.

     13. Withholding Taxes.

     As a condition to the exercise of Options and Rights granted hereunder, the participant shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Options or Rights. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

     14. Stock Withholding to Satisfy Withholding Tax Obligations.

     At the discretion of the Administrator, a participant under the Plan may satisfy withholding obligations as provided in this paragraph. When a participant incurs tax liability in connection with an Option or Right which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, (b) out of participant's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the participant for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to or less than participant's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of an Option or Right must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     All elections by a participant to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator;

          (d) if the participant is an Officer or Director, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     In the event the election to have Shares withheld is made by a participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the participant shall receive the full number of Shares with respect to which the Option or Right is exercised or the Stock Bonus Award is granted but such participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     15. Non-Transferability of Options, Rights and Restricted Stock.

     Options or Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code); provided, however, that with respect to Nonstatutory Stock Options and Stock Purchase Rights, such Option or Right may be transferable to the extent the Administration determines that transferability is permitted under Rule 16b-3 of the Exchange Act, the Securities Act of 1933, as amended and other Applicable Laws as then in effect. The designation of a beneficiary by an Optionee or Rights holder will not constitute a transfer. An Option or Right may be exercised, during the lifetime of the Optionee or Rights holder, only by the Optionee or Rights holder or a transferee permitted by this Section 15.

     16. Adjustments Upon Changes in Capitalization or Merger.

     (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option or Right, the number of Shares that have been authorized for issuance under the Plan but as to which no Options or Right have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, the maximum number of Shares which may be granted to any employee under Section 8 of the Plan and the price per Share covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

     (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, an Option or Right will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Administrator and give each Optionee or Right holder the right to exercise his or her Option or Right as to all or any part of the Optioned Stock or Restricted Stock, including Shares as to which an Option or Right would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, an Option or Right may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation or the Administrator may determine, in its sole discretion and in lieu of such assumption or substitution, that the Optionee or Right holder shall have the right to exercise an Option or Right as to some or all of the Optioned Stock or Restricted Stock, including Shares as to which the Option or Right would not otherwise be exercisable, or that Restricted Stock held by a participant shall be released from the Company's repurchase option. If the Administrator makes an Option or Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee or Right holder that the Option or Right shall be exercisable for a period of at least ten (10) days from the date of such notice. Unless the Option or Right is assumed, substituted by an equivalent option, or exercised in accordance with the preceding provisions of this Section 16(b), it shall terminate no later than consummation of such merger or sale.

     17. Time of Granting Options and Stock Purchase Rights.

     The date of grant of an Option or Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Right or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Right is so granted within a reasonable time after the date of such grant.

     18. Amendment and Termination of the Plan.

     (a) Authority to Amend or Terminate. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 22 of the
Plan:

          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 16 of the Plan;

          (ii) any change in the designation of the class of persons eligible to be granted Options or Rights;

          (iii) any change in the limitation on grants to Employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options or rights granted hereunder as performance-based compensation under Section 162(m) of the Code; or

          (iv) if the Company has a class of equity securities registered under
     Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Rights already granted and such Options or Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Right holder and the Board, which agreement must be in writing and signed by the Optionee or Right holder and the Company.

     19. Conditions Upon Issuance of Shares.

     Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     20. Reservation of Shares.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     21. Agreements.

     Options and Rights shall be evidenced by written agreements in such forms as the Administrator shall approve.

     22. Shareholder Approval.

     Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed and, in particular, shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     23. Information to Optionees and Right Holders.

     The Company shall provide to each Optionee and Right holder, during the period for which such Optionee or holder has one or more Options or Rights outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

                         SCICLONE PHARMACEUTICALS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Donald R. Sellers and Shawn K. Singh, and each of them, with full power of substitution to represent the undersigned and to vote all shares of stock of SciClone Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, on Friday, June 26, 1998, at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Shareholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3.

                  (continued and to be signed on reverse side)

  A vote FOR the following proposals is recommended by the Board of Directors:

PROPOSAL 1. To elect the following five (5) directors of the Company to serve until the 1999 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.)

Jere E. Goyan, Ph.D.   Donald R. Sellers   John D. Baxter, M.D.   Edwin C.
Cadman, M.D.   Rolf H. Henel

  FOR all nominees listed (except as marked to the contrary) [ ]

  WITHHOLD AUTHORITY to vote for all nominees listed [ ]

PROPOSAL 2. To approve an amendment to the Company's 1995 Equity Incentive Plan to increase by 1,500,000 the maximum number of shares of Common Stock that may be issued under such plan.

            FOR                AGAINST                ABSTAIN
            [ ]                  [ ]                    [ ]

PROPOSAL 3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1998.

            FOR                AGAINST                ABSTAIN
            [ ]                  [ ]                    [ ]

                                                     Sign exactly as your
                                                     name(s) appears on your
                                                     stock certificate. If
                                                     shares of stock are held
                                                     jointly, both or all of
                                                     such persons should sign.
                                                     Corporate or partnership
                                                     proxies should be signed in
                                                     full corporate or
                                                     partnership name by an
                                                     authorized person. Persons
                                                     signing in a fiduciary
                                                     capacity should indicate
                                                     their full titles in such
                                                     capacity. Executors or
                                                     administrators or other
                                                     fiduciaries who execute the
                                                     above Proxy for a deceased
                                                     shareholder should give
                                                     their full title. Please
                                                     date the Proxy.

                                                     Date:
                                                     ---------------------------

                                                     ---------------------------
                                                             [signature]

                                                     Date:
                                                     ---------------------------

                                                     ---------------------------
                                                             [signature]